UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2026

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    202-295-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 15, 2026, Cogent Communications Group, LLC (“Cogent Group”) and Cogent Finance, Inc. (the “Co-Issuer” and, together with Cogent Group, the “Issuers”), two wholly owned subsidiaries of Cogent Communications Holdings, Inc. (the “Company”), entered into a First Supplemental Indenture (the “Supplemental Indenture”) with the Company, the other guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee and Collateral Agent”), to the Indenture, dated as of June 17, 2025 (the “Indenture”), among the Issuers, the Company, the other guarantors named therein, the Trustee and Collateral Agent to effect certain amendments to the Indenture to: (i) amend the “Permitted Liens” definition therein to increase the secured leverage ratio under the “ratio liens” basket from 4.00:1.00 to 4.75:1.00; (ii) require the Company to contribute or otherwise provide to Cogent Group and/or one or more of its restricted subsidiaries the proceeds of certain data center sales and require Cogent Group to use such proceeds solely to repurchase or otherwise retire existing indebtedness at a discount (with at least 50% of such proceeds being used to repurchase the Issuers’ existing 6.500% Senior Secured Notes due 2032 (the “Notes”)); (iii) provide that the proceeds from such data center sales will not be used to increase available restricted payment capacity under the Indenture; (iv) provide that Cogent Group will not make restricted payments constituting the dividend, distribution, sale, transfer or contribution of indefeasible rights of use (“IRUs”) and prohibit any IRU that is owned or held by Cogent Group or any guarantor from being transferred to, assumed by or refinanced by any unrestricted subsidiary or any restricted subsidiary that is not a guarantor, subject to limited exceptions; and (v) amend, supplement or change certain other provisions in the Indenture related to the foregoing. Entry into the Supplemental Indenture follows the Issuers’ receipt of consents from holders of a majority of the outstanding aggregate principal amount of the Notes. The Supplemental Indenture was effective upon execution.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

4.1	First Supplemental Indenture, dated as of June 15, 2026, among Cogent Communications Group, LLC, Cogent Finance, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2026

Cogent Communications Holdings, Inc.

By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer